Exhibit 99.1

Intuitive Machines Announces Upsize and Pricing of Private Offering of $300 Million of Convertible Senior Notes Due 2030

Houston, TX – August 13, 2025 (Globe Newswire)—Intuitive Machines, Inc. (Nasdaq: LUNR) (“Intuitive Machines” or the “Company”), a leading space exploration, infrastructure, and services company, announced today the pricing of $300.0 million aggregate principal amount of 2.500% convertible senior notes due 2030 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Intuitive Machines also granted the initial purchasers of the Notes in the Notes Offering an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $45.0 million aggregate principal amount of Notes. The aggregate principal amount of the offering was increased from the previously announced offering size of $250.0 million (or $287.5 million if the initial purchasers exercise their option to purchase additional notes in full). The Notes Offering is expected to close on August 18, 2025, subject to customary closing conditions.

Use of Proceeds:

Intuitive Machines estimates that the net proceeds from the Notes Offering will be approximately $291.8 million (or approximately $335.5 million if the initial purchasers’ option to purchase additional Notes is exercised in full), after deducting the initial purchasers’ discounts and commissions, but before giving effect to estimated offering expenses payable by the Company. Intuitive Machines intends to use approximately $32.0 million of the net proceeds from the Notes Offering to pay the cost of the capped call transactions described below. Intuitive Machines intends to use the remaining net proceeds from the Notes Offering for general corporate purposes, including operations, research and development and potential acquisitions. If the initial purchasers exercise their option to purchase additional Notes, Intuitive Machines expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties (as defined below), with the remainder of the net proceeds to be used for general corporate purposes, including operations, research and development and potential acquisitions.

Additional Details of the Notes:

The Notes will be senior, unsecured obligations of Intuitive Machines. The Notes will accrue interest at an annual rate of 2.500%, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The Notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding July 1, 2030, noteholders will have the right to convert their Notes only upon the satisfaction of specified conditions and during certain periods. On or after July 1, 2030, and until the close of business on the second scheduled trading day immediately preceding July 1, 2030, noteholders may convert their Notes at any time regardless of these conditions. The initial conversion rate will be 76.2631 shares of Intuitive Machines’ Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $13.1125 per share of Intuitive Machines’ Class A common stock, which represents a premium of approximately 25.0% over the last reported sale price of $10.49 per share of Intuitive Machines’ Class A common stock on the Nasdaq Global Market on August 13, 2025). The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), Intuitive Machines will, under certain circumstances, increase the conversion rate for Noteholders who convert Notes in connection with such a corporate event or notice of redemption. Intuitive Machines will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of Intuitive Machines’ Class A common stock, or a combination thereof, at Intuitive Machines’ election.

The Notes will not be redeemable at Intuitive Machines’ option prior to October 6, 2028. Intuitive Machines may, at its option, redeem all or any portion of the Notes for cash on or after October 6, 2028 and prior to the 26th trading day immediately preceding the maturity date, but only if the last reported sale price per share of Intuitive Machines’ Class A common stock equals or exceeds 130% of the conversion price for a specified period of time and certain liquidity and other conditions have been satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Noteholders will have the right, subject to certain conditions and exceptions described in the indenture governing the Notes (the “indenture”), to require Intuitive Machines to repurchase for cash all or a portion of their Notes upon the occurrence of a “fundamental change” (as defined in the indenture) at a repurchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date.

Capped Call Transactions:

In connection with the pricing of the Notes, Intuitive Machines entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Intuitive Machines’ Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Intuitive Machines’ Class A common stock upon any conversion of Notes and/or offset any cash payments Intuitive Machines is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $20.9800 per share, which represents a premium of 100% over the last reported sale price of Intuitive Machines’ Class A common stock of $10.49 per share on the Nasdaq Global Market on August 13, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

Intuitive Machines has been advised that in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Intuitive Machines’ Class A common stock and/or purchase shares of Intuitive Machines’ Class A common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Intuitive Machines’ Class A common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Intuitive Machines’ Class A common stock and/or purchasing or selling Intuitive Machines’ Class A common stock or other securities of Intuitive Machines in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the Notes, or, to the extent Intuitive Machines exercises the relevant termination election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Intuitive Machines’ Class A common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares of Class A common stock, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

Notices

The Notes are only being offered and will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act in a private offering. Neither the Notes nor the shares of Intuitive Machines’ Class A common stock issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or shares of Intuitive Machines’ Class A common stock issuable upon conversion of the Notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intuitive Machines

Intuitive Machines is a diversified space technology, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines successfully soft-landed the Company’s Nova-C class lunar lander, on the Moon, returning the United States to the lunar surface for the first time since 1972. In 2025, Intuitive Machines returned to the lunar south pole with a second lander. The Company’s products and services are focused through three pillars of space commercialization: Delivery Services, Data Transmission Services, and Infrastructure as a Service.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our anticipated use of net proceeds from the Notes Offering and the satisfaction of closing conditions related to the Notes Offering. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others, uncertainties related to the completion of the Notes Offering and capped call transactions, including risks related to the satisfaction of the closing conditions for the sale of the Notes, and other risks described in the Company’s other public filings and press releases other factors detailed under the section titled Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC, the section titled Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, our Current Reports on Form 8-K and in our subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors section of our website at www.investors.intuitivemachines.com.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:

investors@intuitivemachines.com

For media inquiries:

press@intuitivemachines.com